Exhibit 99.1

NEWS RELEASE
Contact:

Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
tiffany.louder@alliancedata.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA ANNOUNCES SUCCESSION TIMELINE FOR
LONGTIME CHIEF FINANCIAL OFFICER CHARLES HORN

PLANO, TX – July 26, 2018 -- Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced that Charles Horn, its longtime CFO, has informed the Company of his intent to retire in 2019.  The Company's succession process is structured to ensure that Management and Board of Directors have the appropriate time to evaluate candidates, while maintaining the services and institutional knowledge base of the incumbent. The search for a successor will include both internal and external candidates.

In announcing his plans, Horn said, "I joined in 2009 with the goal of helping Alliance Data grow and mature into the world class organization it is today.  I also set a personal goal of being the CFO of a large public company for 10 years.  Next year marks that milestone and with it comes the opportunity to retire along with the right time to transition to the next generation of leadership."

"I want to thank Charles for his commitment to our company's success," said Ed Heffernan, president and chief executive officer of Alliance Data. "Perhaps Charles' greatest contribution is the tremendous finance organization he built with a deep bench of expertise across the financial spectrum."

Heffernan continued, "Our succession plan gives us the time and flexibility to find the right candidate while crystallizing the critical initiatives his successor will lead.  In addition to his normal duties as CFO, I have asked Charles to focus on three priorities during his remaining tenure. First, ensuring that the internal recovery investment made at our Card Services business is completed and, thus, that our credit loss rate remains stable going into 2019.  Next, assisting in the rapid reconfiguration of our credit card client portfolio toward nontraditional, fast-growing categories. And finally, leading strategic efforts to accelerate the growth rate of our non-card businesses."

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  Examples of forward-looking statements include, but are not limited to, statements we make regarding our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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